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EXHIBIT 10.4

SECURITY AGREEMENT

        THIS SECURITY AGREEMENT (the "Agreement") is made and entered into as of September 6, 2002, by and between FLAMINGO PARADISE GAMING, LLC, a Nevada limited liability company, dba Terrible's Hotel & Casino, as debtor ("Debtor") and U.S. BANK NATIONAL ASSOCIATION, as secured party (together with its successor(s) and assigns, in such capacity, "Secured Party").

RECITALS:

        WHEREAS:

        A.    Reference is made to that certain Credit Agreement, dated as of September 6, 2002 by and among Herbst Gaming, Inc., a Nevada corporation, as borrower ("Borrower"), Debtor, as the Collateral Guarantor therein named, and Secured Party (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which, among other things, the Lender has agreed to establish a revolving line of credit in favor of Borrower in a principal amount not to exceed Ten Million Dollars ($10,000,000.00) (as such line of credit may be increased, renewed, extended, amended, restated, replaced, substituted or otherwise modified from time to time, the "Credit Facility");

        B.    As a condition precedent to the Credit Facility, Debtor is required to execute and deliver this Agreement; and

        C.    Debtor has duly authorized the execution, delivery and performance of this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

        Section 1.1.    Certain Terms.    The following terms, when used in this Agreement, shall have the meaning specified with respect thereto, unless a different meaning clearly appears from the context:

        "Agreement" shall have the meaning set forth in the preamble hereof.

        "Collateral" shall have the meaning set forth by Section 2.1.

        "Credit Agreement" shall have the meaning set forth by Recital A of this Agreement.

        "Debtor" shall have the meaning set forth by the preamble of this Agreement.

        "FPG FF&E" shall mean all Gaming Equipment, Fixtures, Equipment, General Intangibles, and Software which are now or hereafter owned by Debtor, including, without limitation, all Gaming Devices listed and described on "Exhibit B", affixed hereto and by this reference incorporated herein and made a part hereof.

        "Gaming Devices" shall mean slot machines and other devices which constitute gaming devices and related equipment as defined in Nevada Revised Statute Chapter 463 and Nevada Gaming Commission Regulations.

        "Gaming Equipment" shall mean all of Debtor's right, title and interest in all Gaming Devices and all related Equipment including, without limitation: (i) all slot machines, casino chips, slot machine signage, change banks, change bins, slot machine bases, player tracking, slot management and slot accounting systems together with all hardware, Software and computer systems, including licenses, computer chips and computer cards, used in connection with such player tracking, slot management and slot accounting systems, table games and related Equipment; and (ii) all surveillance Equipment, video Equipment, data processing Equipment, data storage Equipment, computer Equipment and Software related to, or used in connection with, any of the foregoing.

        "Proceeds" shall have the meaning set forth by the UCC and, in any event, shall include, without limitation: (a) any and all instruments, cash or other forms of money or currency or other proceeds payable to Debtor from time to time in respect of the Collateral; and (b) any and all Capital Proceeds.

        "Secured Obligations" shall mean all Indebtedness, loans, advances, debts, liabilities, covenants, duties and other obligations owed by Borrower and/or Debtor to Secured Party, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, direct or indirect of any kind or nature, present or future, arising under the Credit Agreement, the Revolving Credit Note, the Subsidiary Guaranty, or any of the other Loan Documents, whether or not evidenced by any note, agreement or other instrument and whether or not for the payment of money. This term includes, without limitation, all principal, interest (including interest that accrues after the commencement of a case by or against Borrower and/or Debtor or any Affiliate of Borrower and/or Debtor under the Bankruptcy Code), fees, including, without limitation, any and all closing fees, prepayment fees, commitment fees, loan fees and attorneys' fees and costs and any and all other fees, expenses, costs or other sums chargeable to Borrower and/or Debtor under any of the Loan Documents.

        "Secured Party" shall have the meaning set forth by the preamble to the Agreement.

        "Security Interest" shall mean the security interest in the Collateral which is granted hereby.

        "UCC" shall mean the Uniform Commercial Code, as in effect from time to time in the State of Nevada; provided, however, that if, by reason of mandatory provisions of law, the attachment, perfection or priority of any security interest granted herein is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Nevada, then, as to the attachment, perfection or priority of such security interest, "UCC" shall mean the Uniform Commercial Code in effect from time to time in such other jurisdiction.

        Section 1.2.    Credit Agreement Definitions.    Unless otherwise defined herein or the context otherwise requires, capitalized terms which are used in this Agreement, and which are defined in the Credit Agreement, shall have the meanings set forth in the Credit Agreement.

        Section 1.3.    UCC Definitions.    Unless otherwise defined herein or in the Credit Agreement, or unless the context otherwise requires, capitalized terms which are used in this Agreement, and which are defined by the UCC, shall have the meaning set forth in the UCC.

        Section 1.4.    Interpretation.    In this Agreement, unless the context otherwise requires: (i) all references to Articles and Sections mentioned by number only shall be to the respective Articles and Sections of this Agreement as so numbered; (ii) all references to Schedules mentioned by number only shall be to such Schedule as attached hereto; and (iii) words importing a particular gender shall mean and include every other gender, and words importing the singular number shall mean and include the plural number and vice versa. Any headings preceding the texts of the Articles and Sections of this Agreement shall be solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

ARTICLE II

SECURITY INTEREST

        Section 2.1.    Grant of Security Interest.    Debtor hereby assigns, pledges and grants to Secured Party a continuing security interest in all of Debtor's now owned, and hereafter acquired, right, title and interest in, and to, the following property, regardless of whether such property is now existing or hereafter comes into existence (all being collectively referred to herein as the "Collateral"), as security for the full and prompt payment and performance of all of the Secured Obligations when due (whether at stated maturity, by acceleration or otherwise):

          a.    All FPG FF&E wherever located;

          b.    All records, license rights and documents relating to any of the foregoing;

          c.    All Accessions, attachments, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, accessories and/or improvements to, of, or with respect to, any of the foregoing; and

          d.    All Proceeds and products of, and from, any of the foregoing.

        Section 2.2.    For Security Purposes Only.    The assignment, pledge and grant of a security interest hereunder is for security purposes only and shall not make Secured Party responsible for, or otherwise affect or modify, any duty, obligation or liability of Debtor under any of the Collateral, or under any transaction related thereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

        To induce Secured Party to enter into and accept this Agreement, Debtor hereby makes the following representations and warranties:

        Section 3.1.    Due Organization.    Debtor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada.

        Section 3.2.    Due Authorization and Non-contravention.    The execution and delivery of this Agreement and the performance by Debtor of its obligations hereunder are within Debtor's corporate power, have been duly authorized by all necessary corporate action, and do not and will not contravene or conflict with any provision of law, the charter or bylaws of Debtor or any agreement binding upon Debtor.

        Section 3.3.    Enforceability.    This Agreement is a legal, valid and binding obligation of Debtor, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other laws of general application relating to or affecting the enforcement of creditors' rights.

        Section 3.4.    Attachment and Perfection.    This Agreement creates a legal and valid security interest on and in all of the Collateral in which Debtor now has rights, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. Accordingly, Secured Party has a fully perfected first priority security interest in all of the Collateral in which Debtor now has rights, subject only to the Permitted Encumbrances. This Agreement will create a legal and valid and fully perfected first priority security interest in the Collateral in which Debtor later acquires rights, when Debtor acquires those rights, subject only to the Permitted Encumbrances. No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by Debtor in favor of Secured Party pursuant to this Agreement or such as relate to other Permitted Encumbrances.

        Section 3.5.    Approval.    No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for: (i) Debtor's execution and delivery of this Agreement and performance of its obligations hereunder; and (ii) Debtor's grant of the Security Interest hereunder.

        Section 3.6.    Ownership of Collateral.    Debtor is and will be the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and merchantable title or rights thereto free and clear of all Liens and claims whatsoever, other than Permitted Encumbrances.

        Section 3.7.    Location of Collateral, etc.    All of the Collateral is located at the address(es) specified in Item A of Schedule I (or will be located at such addresses when acquired). None of the Collateral has, within the four months preceding the date of this Agreement, been located at any place other than the address(es) specified in Item A of Schedule I (except prior to Debtor's acquisition of such Collateral). Debtor's chief executive office is located at the address set forth in Item B of Schedule I. The place(s) of business where Debtor keeps its records concerning the Collateral is located at the address set forth in Item C of Schedule I. Debtor has not been known by any legal name different from the one set forth on the signature page hereto, nor has Debtor been the subject of any merger or other corporate reorganization, except as set forth in Item D of Schedule I.

        Section 3.8.    Information Supplied.    All information with respect to the Collateral set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by Debtor to Secured Party, is and will be true and correct in all material respects as of the date furnished.

        Section 3.9.    Compliance with Applicable Laws.    Debtor is in compliance with the requirements of all applicable laws, rules, regulations and orders of every Governmental Authority to which it is subject, including Gaming Laws, the noncompliance with which could reasonably be expected to result in a Material Adverse Change.

        Section 3.10.    Debtor's Name.    Debtor's exact legal name, as set forth on the first page of this Agreement, is true and correct in all respects.

ARTICLE IV

COVENANTS

        To induce Secured Party to enter into and accept this Agreement, Debtor covenants and agrees as follows:

        Section 4.1.    Certain Covenants as to Collateral.    Debtor hereby agrees that (except to the extent that any of the following would constitute a Default or Event of Default under the Credit Agreement):

          a.    Debtor shall keep all of the Collateral at the locations specified in Schedule I or, upon thirty (30) days' prior written notice to Secured Party, at such other locations in the State of Nevada where all representations and warranties set forth in Article III shall be true and correct and provided that the keeping of any such Collateral at said locations does not constitute a Default and is otherwise in compliance with the terms and conditions of this Agreement;

          b.    Debtor shall maintain, preserve, protect and keep the Collateral in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that operation of the FPG Hotel/Casino may be properly conducted at all times;

          c.    Debtor shall use the Collateral for the sole purpose of operating the FPG Hotel/Casino;

          d.    Debtor shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent otherwise provided by the Credit Agreement;

          e.    Debtor shall keep its principal place of business and chief executive office located at the address set forth in Schedule I except to the extent otherwise permitted by Section 5.05 of the Loan Agreement;

          f.      Debtor shall maintain books and records pertaining to the Collateral in such detail, form and scope as Secured Party shall reasonably require consistent with Secured Party's interests hereunder;

          g.    At all reasonable times, Debtor shall permit Secured Party or its representative(s) to examine or inspect any Collateral, wherever located, and to examine, inspect and copy Debtor's books and records pertaining to the Collateral, at Debtor's expense, and from time to time, Debtor shall furnish to Secured Party, at Debtor's expense, such statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail;

          h.    Debtor shall not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance;

          i.      Without the prior written consent of Secured Party, Debtor shall not sell, transfer, assign (by operation of law or otherwise), exchange, hypothecate, encumber or otherwise dispose of all or any portion of the Collateral or any interest therein, or release any party obligated with respect to the Collateral (or enter into an agreement to do any of the foregoing), except as otherwise permitted by the Credit Agreement. If the Collateral, or any part thereof or interest therein, is sold, transferred, assigned, exchanged, or otherwise disposed of in violation of the provisions of the Credit Agreement, the Security Interest shall continue in such Collateral or part thereof notwithstanding such sale, transfer, assignment, exchange or other disposition, and Debtor will hold the Proceeds thereof in a separate account for Secured Party's benefit and Debtor will, at Secured Party's request, transfer such Proceeds to Secured Party in kind;

          j.      Debtor shall not change its legal name (as set forth on the first page of this Agreement) or use any trade name without Secured Party's prior written consent. Debtor shall notify Secured Party of the nature of any proposed change of Debtor's name or the use of any trade name, and the proposed effective date of such change;

          k.    Debtor shall not become a party to any restructuring of its form of business or participate in any consolidation, merger, liquidation or dissolution without Secured Party's prior written consent; and

          l.      Debtor shall not change the state of its incorporation without Secured Party's prior written consent. Upon Secured Party's request, Debtor will obtain and deliver to Secured Party, at no expense to Secured Party, reports or other documentation from the appropriate governmental agencies showing that the name and state of incorporation of Debtor have not changed.

        Section 4.2.    Insurance.

          a.    Debtor shall: (i) obtain, or cause to be obtained, and shall maintain or cause to be maintained, at all times throughout the term of the Loan, at its own cost and expense, such insurance policies as are required, and in the form and substance required, by Section 5.09 of the Credit Agreement (collectively, the "Insurance Policies") and (ii) deposit with Secured Party, certificates of insurance, and/or such other documentation, in a form and substance, and at such times, as is required under Section 5.09 of the Credit Agreement. All monies received from the Insurance Policies shall be paid directly to Secured Party and applied by Secured Party, all in accordance with Section 7.02 of the Credit Agreement.

          b.    Upon sale of any of the Collateral by Secured Party under Article VI hereof, or upon any other transfer of title or assignment of any Collateral in extinguishment, in whole or in part, of the Secured Obligations (collectively, a "Foreclosure Transfer"), all right, title and interest of Debtor under the Insurance Policies (to the extent related to the transferred Collateral) shall inure to the benefit of and shall pass to the transferee (to the extent permitted by such Insurance Policies).

        Section 4.3.    Defend Title.    Debtor shall at its expense protect, warrant and defend forever its rights in the Collateral and the rights of Secured Party therein and thereto, against the claims and demands of all persons whomsoever (other than claims and demands based upon Permitted Encumbrances), and this covenant shall not be extinguished by any exercise of power of sale, foreclosure or sale thereof or other remedy hereunder or provided by law.

        Section 4.4.    Further Assurances, etc.    Debtor agrees that, from time to time at its sole expense, Debtor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that Secured Party may reasonably request, in order to preserve, protect, perfect, and/or maintain perfection of, any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Debtor will, at the request of Secured Party upon reasonable notice:

          a.    Mark the Collateral and/or Debtor's ledger cards, books of account and other records relating to the Collateral, with appropriate notations, in a form and substance satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby;

          b.    Deliver and pledge to Secured Party hereunder all negotiable Documents, Instruments, Money, Tangible Chattel Paper and Certificated Securities which may be included in the Collateral, in each case accompanied by such duly executed instruments of transfer or assignment and other documentation as may be reasonably requested by Secured Party in order to establish and maintain a valid first priority perfected security interest in any such Collateral (subject only to Permitted Encumbrances), all in a form and substance satisfactory to Secured Party;

          c.    Upon request of Secured Party, with respect to any Collateral which is: (i) Investment Property (other than Certificated Securities); (ii) Deposit Accounts; (iii) Letter of Credit Rights; or (iv) Electronic Chattel Paper; take and use its best efforts to cause all relevant parties to take such actions and to cause the security interest in such Collateral to be perfected by "control" (as used in Articles 8 and 9 of the UCC);

          d.    Execute and file such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests and other rights granted or purported to be granted to Secured Party hereby;

          e.    In the event any Collateral is covered by a certificate of title, cause the Security Interest in such Collateral to be noted on the applicable certificate; and

          f.      Execute such amendments to this Agreement, obtain such agreements and documents from third parties, and take such other actions as may be necessary or desirable, or that Secured Party may reasonably request.

Debtor hereby authorizes Secured Party to file one or more financing or continuation statements (including, without limitation, financing statements identifying additional Collateral as it is purchased from time to time) and amendments thereto, relative to all or any part of the Collateral without the signature of Debtor where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

        Section 4.5.    Indemnification.    Debtor agrees to indemnify, protect, defend and hold harmless Secured Party and its trustees, officers, employees, agents, attorneys and shareholders from and against any and all losses, damages, expenses or liabilities of any kind or nature from any suits, claims, demands or other proceedings, including reasonable counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with: (i) this Agreement; (ii) any of the Collateral; or (iii) the exercise by Secured Party of any rights or remedies it may have hereunder; all in accordance with, and subject to the exceptions set forth in, Section 5.14 of the Credit Agreement, which is incorporated by reference herein, as if fully set forth herein.

ARTICLE V

PARTICULAR PROVISIONS REGARDING SECURED PARTY

        Section 5.1.    Collections on Collateral.    Notwithstanding the Security Interest which is granted pursuant to Section 2.1 hereof, and except as otherwise provided hereunder or in any Loan Document, Debtor shall have the right to use and to continue to make collections on and receive any payments of Proceeds which may be made to, or for the benefit of, Debtor with respect to any of the Collateral so long as no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, at the option of Secured Party, and except as prohibited by applicable law, Debtor's right to make collections on and receive Proceeds of the Collateral and to use or dispose of such Proceeds shall terminate, and any and all Proceeds then held or thereafter received on or on account of the Collateral will be held or received by Debtor in trust for Secured Party and immediately delivered in kind to Secured Party.

        Section 5.2.    Attorney-in-Fact.

          a.    Subject to Section 5.2(b) below, Debtor hereby irrevocably constitutes and appoints Secured Party, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Debtor and in the name of Debtor or in its own name, from time to time at Secured Party's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives Secured Party the power and right, on behalf of Debtor, without notice to or assent by Debtor to do the following:

            (i)    To ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or with respect to any of the Collateral;

            (ii)  To receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper, in connection with subsection (a) above;

            (iii)  To file any claims or take any action or institute any proceedings which Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

            (iv)  To defend any suit, action or proceeding brought against Debtor with respect to any Collateral;

            (v)  To settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, give such discharges or releases as Secured Party may deem appropriate;

            (vi)  To direct any party liable for any payment under any of the Collateral to make payment of any and all monies due and to come due thereunder directly to Secured Party or as Secured Party shall direct;

            (vii)  To sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Debtor's expense, at any time, or from time to time, all acts and things which Secured Party may reasonably deem necessary to protect, preserve or realize upon the Collateral and Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Debtor might do; and

            (viii)  To perform the affirmative obligations of Debtor hereunder in accordance with Section 5.3 below.

          b.    Secured Party agrees that, except upon the occurrence and during the continuation of an Event of Default, it shall not exercise the power of attorney or any rights granted to Secured Party pursuant to this Section 5.2. Debtor hereby ratifies, to the extent permitted by law, all that said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 5.2 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are completely and indefeasibly paid.

        Section 5.3.    Performance by Secured Party.    Should Debtor fail to make any payment or perform any act which it is obligated to make or perform hereunder, then the Secured Party, at its election, without giving notice to Debtor, and without releasing Debtor from any obligation hereunder, may make such payment or perform such act and incur any liability, or expend whatever amounts, in its discretion, it may deem necessary therefor. All sums incurred or expended by Secured Party, under the terms of this Section, shall become due and payable by Debtor to the Secured Party, on the next interest or installment payment date under the promissory note(s) secured hereby and shall bear interest until paid at an annual percentage rate equal to the Default Rate expressed in the Credit Agreement. In no event shall such payment or performance of any such act by Trustee or Secured Party be construed as a waiver of the default occasioned by Debtor's failure to make such payment(s) or perform such act(s).

        Section 5.4.    Reasonable Care.    Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as Debtor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of Secured Party to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

        Section 5.5.    Secured Party Has No Duty.    The powers conferred on Secured Party hereunder are solely to protect Secured Party's interests in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Secured Party shall have no duty as to any Collateral, including any responsibility for (a) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral or (b) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property, whether or not Secured Party has or is deemed to have knowledge of such matters. Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, agents or representatives shall be responsible to Debtor for any act or failure to act, except for its own gross negligence or willful misconduct.

ARTICLE VI

REMEDIES

        Section 6.1.    Certain Remedies.    Upon the occurrence and during the continuance of an Event of Default, Secured Party shall have, in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies that Secured Party may have under applicable Law or in equity or under this Agreement or under any other Loan Document, all rights and remedies of a secured party under the UCC as enacted in any jurisdiction, and, in addition, the following rights and remedies, all of which may be exercised with or without notice to Debtor and without affecting the Obligations of Debtor hereunder or under any other Loan Document, or the enforceability of the Liens and security interests created hereby: (a) to foreclose the Liens and security interests created hereunder or under any other agreement relating to any Collateral by any available judicial procedure or without judicial process; (b) to enter any premises where any Collateral may be located for the purpose of securing, protecting, inventorying, appraising, inspecting, repairing, preserving, storing, preparing, processing, taking possession of or removing the same; (c) to sell, assign, lease or otherwise dispose of any Collateral or any part thereof, either at public or private sale or at any broker's board, in lot or in bulk, for cash, on credit or otherwise, with or without representations or warranties and upon such terms as shall be acceptable to Secured Party; (d) to notify obligors on the Collateral that the Collateral has been assigned to Secured Party and that all payments thereon are to be made directly and exclusively to Secured Party; (e) to collect by legal proceedings or otherwise all dividends, distributions, interest, principal or other sums now or hereafter payable upon or on account of the Collateral; (f) to enter into any extension, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith Secured Party may deposit or surrender control of the Collateral and/or accept other Property in exchange for the Collateral; (g) to settle, compromise or release, on terms acceptable to Secured Party, in whole or in part, any amounts owing on the Collateral and/or any disputes with respect thereto; (h) to extend the time of payment, make allowances and adjustments and issue credits in connection with the Collateral in the name of Secured Party or in the name of Debtor; (i) to enforce payment and prosecute any action or proceeding with respect to any or all of the Collateral and take or bring, in the name of Secured Party or in the name of Debtor, any and all steps, actions, suits or proceedings deemed by Secured Party necessary or desirable to effect collection of or to realize upon the Collateral, including any judicial or nonjudicial foreclosure thereof or thereon, and Debtor specifically consents to any nonjudicial foreclosure of any or all of the Collateral or any other action taken by Secured Party which may release any obligor from personal liability on any of the Collateral, and Debtor waives any right not expressly provided for in this Agreement to receive notice of any public or private judicial or nonjudicial sale or foreclosure of any security or any of the Collateral; and any money or other property received by Secured Party in exchange for or on account of the Collateral, whether representing collections or proceeds of Collateral, and whether resulting from voluntary payments or foreclosure proceedings or other legal action taken by Secured Party or Debtor may be applied by Secured Party without notice to Debtor to the Secured Obligations in such order and manner as Secured Party in its sole discretion shall determine; (j) to insure, process and preserve the Collateral; (k) to exercise all rights, remedies, powers or privileges provided under any of the Loan Documents; (l) to remove, from any premises where the same may be located, the Collateral and any and all documents, instruments, files and records, and any receptacles and cabinets containing the same, relating to the Collateral, and Secured Party may, at the cost and expense of Debtor, use such of its supplies, equipment, facilities and space at its places of business as may be necessary or appropriate to properly administer, process, store, control, prepare for sale or disposition and/or sell or dispose of the Collateral or to properly administer and control the handling of collections and realizations thereon, and Secured Party shall be deemed to have a rent-free tenancy of any premises of Debtor for such purposes and for such periods of time as reasonably required by Secured Party; (m) to receive, open and dispose of all mail addressed to Debtor and notify postal authorities to change the address for delivery thereof to such address as Secured Party may designate; provided that Secured Party agrees that it will promptly deliver over to Debtor such opened mail as does not relate to the Collateral; and (n) to exercise all other rights, powers, privileges and remedies of an owner of the Collateral; all at Secured Party's sole option and as Secured Party in its sole discretion may deem advisable. Debtor will, at Secured Party's request, assemble the Collateral and make it available to Secured Party at places which Secured Party may designate, whether at the premises of Debtor or elsewhere, and will make available to Secured Party, free of cost, all premises, equipment and facilities of Debtor for the purpose of Secured Party's taking possession of the Collateral or storing same or removing or putting the Collateral in salable form or selling or disposing of same.

        Section 6.2.    Possession.    Upon the occurrence and during the continuance of an Event of Default, Secured Party also shall have the right, without notice or demand, either in person, by agent or by a receiver to be appointed by a court, and without regard to the adequacy of any security for the Secured Obligations, to take possession of the Collateral or any part thereof and to collect and receive the rents, issues, profits, income and proceeds thereof. Taking possession of the Collateral shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice. The rights, remedies and powers of any receiver appointed by a court shall be as ordered by said court.

        Section 6.3.    Conduct of Sale.

          a.    Any public or private sale or other disposition of the Collateral may be held at any office of Secured Party, or at Debtor's place of business, or at any other place permitted by applicable Law, and without the necessity of the Collateral's being within the view of prospective purchasers. Secured Party may direct the order and manner of sale of the Collateral, or portions thereof, as it in its sole and absolute discretion may determine, and Debtor expressly waives any right to direct the order and manner of sale of any Collateral. Secured Party or any Person on Secured Party's behalf may bid and purchase at any such sale or other disposition. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied, first, to the expenses (including reasonable attorneys' fees and disbursements) of retaking, holding, storing, processing and preparing for sale or lease, selling, leasing, collecting, liquidating and the like, and then to the satisfaction of the Secured Obligations in such order as shall be determined by Secured Party in its sole and absolute discretion. Debtor and any other Person then obligated therefor shall pay to Secured Party on demand any deficiency with regard thereto which may remain after such sale, disposition, collection or liquidation of the Collateral.

          b.    Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will send or otherwise make available to Debtor reasonable notice of the time and place of any public sale thereof or of the time on or after which any private sale thereof is to be made. The requirement of sending reasonable notice conclusively shall be met if such notice is mailed, first class mail, postage prepaid, to Debtor at its address set forth in the Credit Agreement, or delivered or otherwise sent to Debtor, at least ten (10) days before the date of the sale. Debtor expressly waives any right to receive notice of any public or private sale of any Collateral or other security for the Secured Obligations except as expressly provided for in this paragraph.

          c.    Upon consummation of any sale of Collateral hereunder, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right upon the part of Debtor or any other Person except a third party lienholder permitted under the Loan Documents, and Debtor hereby waives (to the extent permitted by applicable Laws) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. If the sale of all or any part of the Collateral is made on credit or for future delivery, Secured Party shall not be required to apply any portion of the sale price to the Secured Obligations until such amount actually is received by Secured Party, and any Collateral so sold may be retained by Secured Party until the sale price is paid in full by the purchaser or purchasers thereof. Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Collateral so sold, and, in case of any such failure, the Collateral may be sold again.

        Section 6.4.    Costs and Expenses.    Debtor agrees to pay to Secured Party all costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Secured Party in the enforcement or attempted enforcement of this Agreement, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements, incurred or paid by Secured Party in exercising any right, privilege, power or remedy conferred by this Agreement (including, without limitation, the right to perform any Secured Obligation of Debtor under the Loan Documents), or in the enforcement or attempted enforcement thereof, shall be secured hereby and shall become a part of the Secured Obligations and shall be paid to Secured Party by Debtor, immediately upon demand, together with interest thereon at the Default Rate.

ARTICLE VII

MISCELLANEOUS PROVISIONS

        Section 7.1.    Loan Document.    This Agreement is a Loan Document executed pursuant to the Credit Agreement.

        Section 7.2.    Successors and Assigns.    This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto as well as their respective successors and assigns.

        Section 7.3.    Notices.    Except as otherwise provided herein, or as required by applicable law, any consent, notice or other communication which is required or permitted hereunder shall be in writing, shall be delivered in the manner set forth by Section 9.02 of the Credit Agreement and shall be deemed effective as of the date determined in accordance with Section 9.02 of the Credit Agreement.

        Section 7.4.    Severability.    Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        Section 7.5.    Counterparts.    This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed an original and all of which shall constitute together but one and the same agreement.

        Section 7.6.    Governing Law, Entire Agreement, etc.    This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without regard to principles of conflicts of law.

        IN WITNESS WHEREOF, Debtor and Secured Party have caused this Agreement to be duly executed and delivered as of the date first above written.

DEBTOR:		SECURED PARTY:
FLAMINGO PARADISE GAMING, LLC, a Nevada limited liability company, dba Terrible's Hotel & Casino		U.S. BANK NATIONAL ASSOCIATION, as Lender
By	/s/ EDWARD HERBST Edward Herbst, Managing Member	By	/s/ DAVID L. WALQUIST David L. Walquist, Vice President

SCHEDULE I

A.
Location of Collateral

  4100 Paradise Road
  Las Vegas, NV 89109

B.
Location of Debtor's Chief Executive Office

  3440 West Russell Road
  Las Vegas, NV 89118

C.
Location where Debtor keeps its records concerning the Collateral

  3440 West Russell Road
  Las Vegas, NV 89118

D.
Mergers or other corporate reorganizations to which Debtor has been subject

  None.

QuickLinks

  EXHIBIT 10.4
SECURITY AGREEMENT